As filed with the Securities and Exchange Commission on August 31, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
_________________________________________

Nevada	80-0264950
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin, 150080
People’s Republic of China
(Address of Principal Executive Offices, including zip code)

NUTRASTAR INTERNATIONAL INC. 2009 EQUITY INCENTIVE PLAN,
as amended on July 23, 2012
(Full title of the plan)

Copies of Correspondence to:

Corporation Service Company	Joseph R. Tiano, Esq.
2711 Centerville Road	Pillsbury Winthrop Shaw Pittman LLP
Suite 400	2300 N Street, N.W.
Wilmington, DE 19808	Washington, DC 20037
800-222-2122	(202) 663-8000
(Name, address, and telephone number, including area
code, of agent for service)

_________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	1,500,000	$1.10(2)	$1,650,000(2)	$189.09(2)

(1) This Registration Statement covers 1,500,000 additional shares of common stock, par value $0.001 per share, of Nutrastar International Inc. (the “Company”) for offer or sale under the Company’s 2009 Equity Incentive Plan, as amended on July 23, 2012 (the “Amended Plan”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that become issuable under the Amended Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) The registration fee for the 1,500,000 additional shares is estimated pursuant to Rules 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price for the 1,500,000 shares are based upon the average of the bid and ask prices of the Company’s common stock on the Over-The-Counter Bulletin Board on August 28, 2012.

EXPLANATORY NOTE

On July 25, 2012, the shareholders of Nutrastar International Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2009 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), available for grant under the Plan from 1,000,000 shares to 2,500,000 shares. The Company is filing this Registration Statement to register the additional 1,500,000 shares of Common Stock available for grant under the Plan as a result of the Amendment.

The additional 1,500,000 shares of Common Stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2009 (Registration No. 333-159950) (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on March 28, 2012;

(b)              The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 15, 2012;

(c)              The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on August 13, 2012;

(d)              The Company’s Current Report on Form 8-K, filed with the Commission on July 27, 2012; and

(e)              The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on November 7, 2007, pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit	Description
4.1	Nutrastar International Inc. 2009 Equity Incentive Plan, as amended on July 23, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 27, 2012)
5.1	Opinion of Gary R. Henrie, Esq.
23.1	Consent of Crowe Horwath (HK) CPA Limited
23.2	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Harbin, People’s Republic of China, on this 31st day of August, 2012.

NUTRASTAR INTERNATIONAL INC.

By	/s/ Lianyun Han
Lianyun Han
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Lianyun Han and Robert Tick, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2012.

SIGNATURE	TITLE

/s/ Lianyun Han	Chief Executive Officer and Chairman
Lianyun Han	(Principal Executive Officer)

/s/ Robert Tick	Chief Financial Officer and Director
Robert Tick	(Principal Financial Officer and Accounting Officer)

/s/ Hongbin Hua	Chief Marketing Officer
Hongbin Hua

/s/ Chunming Zhang	Director
Chunming Zhang

/s/ Henry Ngan	Director
Henry Ngan

/s/ Virginia P’an	Director
Virginia P’an

/s/ Jianbing Zhong	Director
Jianbing Zhong

/s/ Joshua Kurtzig	Director
Joshua Kurtzig

INDEX TO EXHIBITS

Exhibit	Description
4.1	Nutrastar International Inc. 2009 Equity Incentive Plan, as amended on July 23, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 27, 2012)
5.1	Opinion of Gary R. Henrie, Esq.
23.1	Consent of Crowe Horwath (HK) CPA Limited
23.2	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)